    EXHIBIT 99.1

Shutterstock Reports Second Quarter 2023 Financial Results
New York, NY - August 1, 2023 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a premier partner for transformative brands, digital media and marketing companies, today announced financial results for the second quarter ended June 30, 2023.
Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “I’m pleased to report that, as reflected in our second quarter results and our revised full year outlook, Shutterstock is not only adapting but that it is thriving in this dynamic environment. We recently signed a strategic multi-year content and data partnership with Google, we acquired GIPHY to lead the way in moment marketing and conversational content, and we are embracing a culture of rapid & iterative experimentation when it comes to optimizing our content business. At the same time, having achieved record revenue and adjusted EBITDA on a year-to-date basis, I’m pleased to report that we are increasing our guidance on top and bottom line for the full year 2023.”

Second Quarter 2023 highlights as compared to Second Quarter 2022:
    Financial Highlights
•Revenue increased 1% to $208.8 million.
•Income from operations decreased 66% to $8.7 million.
•Net income increased 157% to $50.0 million.
•Adjusted EBITDA increased 23% to $60.1 million.
•Net income per diluted share increased $0.84 to $1.37.
•Adjusted net income per diluted share increased $0.24 to $1.07.
•Operating cash flows decreased $7.0 million to $29.8 million.
•Free cash flow increased $11.8 million to $33.4 million.

    Key Operating Metrics
•Subscribers increased to 556,000.
•Subscriber revenue increased to $87.4 million.
•Average revenue per customer increased to $374.
•Paid downloads decreased to 38.5 million.
•Revenue per download increased to $4.71.
•Image collection expanded to 734 million images.
•Footage collection expanded to 50 million clips.

SECOND QUARTER RESULTS
Revenue
Second quarter revenue of $208.8 million increased $2.0 million or 1% as compared to the second quarter of 2022. Revenue generated through our E-commerce sales channel decreased 12% as compared to the second quarter of 2022, to $111.9 million, and represented 54% of total revenue in the second quarter of 2023. The decline in E-commerce revenue was primarily driven by continued weakness in new customer acquisition. Revenue from our Enterprise sales channel increased 22% as compared to the second quarter of 2022, to $96.9 million, and represented 46% of second quarter revenue in 2023. The increase in Enterprise revenues was primarily driven by growth in our computer vision data partnerships which generated $17.3 million during the second quarter, compared to $2.2 million in the second quarter of 2022.
Foreign currency fluctuations did not have a significant impact on second quarter 2023 revenues.

Net income and net income per diluted share
Net income of $50.0 million increased $30.6 million as compared to $19.4 million for the second quarter in 2022. Net income per diluted share was $1.37, as compared to $0.53 for the same period in 2022.
$25.9 million of the increase in second quarter 2023 net income, or $0.71 per diluted share, is related to the acquisition of Giphy, Inc. (“Giphy”), which was completed on June 23, 2023. Giphy’s divestiture was a result of a UK Competition and Markets Authority’s (the “CMA”) regulatory order, and concurrently with the closing of the transaction, the Company and the seller entered into a transitional services agreement pursuant to which the seller is responsible for certain costs related to the retention of Giphy employees (the “Giphy Retention Compensation”). The acquisition resulted in the recognition of a $41.9 million non-taxable bargain purchase gain. In addition, we also incurred $13.2 million of non-recurring, cash neutral, compensation expenses, net of tax, resulting from payments made to the Giphy workforce during the period and acquisition-related transaction costs of $2.8 million, net of tax.
Second quarter 2023 net income was also favorably impacted by the quarter’s revenue growth combined with a decline in operating expenses, excluding the impact from the above-mentioned bargain purchase gain, Giphy Retention Compensation and transaction costs.
Adjusted net income per diluted share was $1.07 as compared to $0.83 for the second quarter of 2022, an increase of $0.24 per diluted share.

Adjusted EBITDA
Adjusted EBITDA of $60.1 million for the second quarter of 2023 increased by $11.1 million, or 23%, as compared to the second quarter of 2022, due primarily to modest revenue growth combined with lower expenses from prudent cost management. The adjusted EBITDA margin of 28.8% for second quarter of 2023 increased by 511 basis points, as compared to 23.7% in the second quarter of 2022.
SECOND QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $8.7 million to $87.1 million at June 30, 2023, as compared with $95.8 million as of March 31, 2023. This decrease was driven by $50.2 million used in investing activities, partially offset by $29.8 million of net cash provided by our operating activities and $12.7 million provided by financing activities.
Net cash provided by our operating activities was driven by our operating income, in addition to changes in the timing of cash collections from our customers and payments pertaining to operating expenses. Operating cash flows were unfavorably impacted by recurring and non-recurring payments made to the Giphy workforce, the reimbursement of which is reflected in Investing Activities.
Cash used in investing activities primarily consists of $53.7 million related to the acquisition of Giphy and $12.2 million related to capital expenditures and content acquisition, partially offset by $15.8 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller.
Cash provided by financing activities primarily consists of a $30.0 million drawdown from our Credit Facility, partially offset by $9.7 million related to the payment of the quarterly cash dividend, $4.0 million paid for the repurchase of common stock under our share repurchase program and $3.5 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards.
Free cash flow was $33.4 million for the second quarter of 2023, an increase of $11.8 million from the second quarter of 2022.

QUARTERLY CASH DIVIDEND
During the three months ended June 30, 2023, the Company declared and paid a cash dividend of $0.27 per common share or $9.7 million.
On July 17, 2023, the Board of Directors declared a dividend of $0.27 per share of outstanding common stock, payable on September 14, 2023 to stockholders of record at the close of business on August 31, 2023.

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Subscribers (end of period)(1)	556,000	368,000	556,000	368,000
Subscriber revenue (in millions)(2)	$87.4	$84.7	$178.0	$170.1

Average revenue per customer (last twelve months)(3)	$374	$359	$374	$359
Paid downloads (in millions)(4)	38.5	43.4	81.2	88.0
Revenue per download(5)	$4.71	$4.46	$4.56	$4.34
Content in our collection (end of period, in millions)(6):
Images	734	511	734	511
Footage clips	50	27	50	27
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from TurboSquid beginning February 2022, from PicMonkey beginning September 2022, and from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content. Prior to December 31, 2022, this metric only included approved images and footage clips in our library on shutterstock.com at the end of the period.

2023 GUIDANCE
The Company increased its guidance for the full year 2023, to the following:

•Revenue of $852 million to $869 million, representing annual growth of 3% to 5%.
•Adjusted EBITDA of between $227 million to $235 million.
•Adjusted net income per diluted share of between $4.00 to $4.17.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition and cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the CMA and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended June 30, 2023, the Company also incurred $0.5 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its second quarter and full year financial results during a teleconference today, August 1, 2023, at 8:30 AM Eastern Time. The conference call is being webcast live at the Company's website at http://investor.shutterstock.com/. The webcast is listen-only. Those interested in participating in the question-and-answer session should register using the link below.
Participants may register for the call here (https://edge.media-server.com/mmc/p/mwjpiz7e). It is recommended that you join 10 minutes prior to the event start (although you may register and join at any time during the call).
A webcast replay of the call will be available on the Company's website beginning on August 1, 2023 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is a premier partner for transformative brands, digital media and marketing companies, empowering the world to create with confidence. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production service—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.
Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, Twitter, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the caption “2023 Guidance.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, risks related to the Giphy, Inc. transaction, such as potential litigation; potential business disruption; the impact of transaction costs; our ability to achieve the benefits of the transaction, including monetization; our ability to effectively integrate the acquired operations into our operations; our ability to retain and hire key target personnel; and the effects of any unknown liabilities; as well as those risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$208,840	$206,872	$424,120	$406,004

Operating expenses:
Cost of revenue	84,416	77,019	162,579	146,470
Sales and marketing	48,392	54,229	95,919	107,558
Product development	29,218	17,162	44,624	30,788
General and administrative	38,099	33,088	71,914	63,896
Total operating expenses	200,125	181,498	375,036	348,712
Income from operations	8,715	25,374	49,084	57,292
Bargain purchase gain	41,940	—	41,940	—
Other income / (expense), net	726	(2,661)	1,771	(1,903)
Income before income taxes	51,381	22,713	92,795	55,389
Provision for income taxes	1,368	3,268	9,939	9,372
Net income	$50,013	$19,445	$82,856	$46,017

Earnings per share
Basic	$1.39	$0.54	$2.31	$1.27
Diluted	$1.37	$0.53	$2.27	$1.25

Weighted average common shares outstanding:
Basic	36,047	36,123	35,952	36,213
Diluted	36,406	36,578	36,490	36,890

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$87,146	$115,154
Accounts receivable, net of allowance of $5,641 and $5,830	61,715	67,249
Prepaid expenses and other current assets	124,554	33,268
Total current assets	273,415	215,671
Property and equipment, net	59,434	54,548
Right-of-use assets	17,233	17,593
Intangibles assets, net	202,090	173,087
Goodwill	383,045	381,920
Deferred tax assets, net	1,609	16,533
Other assets	67,435	21,832
Total assets	$1,004,261	$881,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,095	$7,183
Accrued expenses	112,231	89,387
Contributor royalties payable	40,561	38,649
Deferred revenue	207,483	187,070
Debt	30,000	50,000
Other current liabilities	11,195	11,445
Total current liabilities	407,565	383,734
Deferred tax liability, net	17,255	4,465
Lease liabilities	33,382	35,611
Other non-current liabilities	26,552	9,892
Total liabilities	484,754	433,702
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,884 and 39,605 shares issued and 36,028 and 35,829 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	398	396
Treasury stock, at cost; 3,856 and 3,776 shares as of June 30, 2023 and December 31, 2022	(204,008)	(200,008)
Additional paid-in capital	402,728	391,482
Accumulated other comprehensive loss	(14,131)	(15,439)
Retained earnings	334,520	271,051
Total stockholders’ equity	519,507	447,482
Total liabilities and stockholders’ equity	$1,004,261	$881,184

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$50,013	$19,445	$82,856	$46,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,206	16,510	38,102	31,575
Deferred taxes	831	(2,360)	(146)	(3,602)
Non-cash equity-based compensation	14,943	7,043	23,586	14,869
Bad debt expense	235	259	1,025	620
Bargain purchase gain	(41,940)	—	(41,940)	—
Changes in operating assets and liabilities:
Accounts receivable	(13,459)	(3,128)	5,709	(762)
Prepaid expenses and other current and non-current assets	(35,023)	169	(29,834)	(1,207)
Accounts payable and other current and non-current liabilities	8,572	(2,263)	(4,144)	(28,980)
Contributor royalties payable	(424)	2,683	1,822	3,713
Deferred revenue	26,860	(1,507)	19,553	(2,669)
Net cash provided by operating activities	$29,814	$36,851	$96,589	$59,574

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(10,490)	(9,022)	(22,870)	(20,797)
Business combination, net of cash acquired	(53,721)	(212,096)	(53,721)	(212,096)
Cash received related to Giphy Retention Compensation	15,752	—	15,752	—
Asset acquisitions	—	(150)	—	(150)
Acquisition of content	(1,725)	(6,265)	(5,252)	(6,999)
Security deposit payment	(7)	(265)	(37)	(281)
Net cash used in investing activities	$(50,191)	$(227,798)	$(66,128)	$(240,323)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(4,000)	(18,565)	(4,000)	(56,937)
Proceeds from exercise of stock options	—	568	3	568
Cash paid related to settlement of employee taxes related to RSU vesting	(3,537)	(2,542)	(14,545)	(21,038)
Payment of cash dividend	(9,725)	(8,665)	(19,387)	(17,371)
Proceeds from credit facility	30,000	50,000	30,000	50,000
Payment of credit facility	—	—	(50,000)	—
Payment of debt issuance costs	—	(619)	—	(619)
Net cash provided by / (used in) financing activities	$12,738	$20,177	$(57,929)	$(45,397)

Effect of foreign exchange rate changes on cash	(1,047)	(3,296)	(540)	(3,825)
Net decrease in cash and cash equivalents	(8,686)	(174,066)	(28,008)	(229,971)

Cash and cash equivalents, beginning of period	95,832	258,112	115,154	314,017
Cash and cash equivalents, end of period	$87,146	$84,046	$87,146	$84,046

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$11,945	$11,034	$6,795	$12,700
Cash paid for interest	1	90	429	90

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$50,013	$19,445	$82,856	$46,017
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	19,206	16,510	38,102	31,575
Non-cash equity-based compensation	14,943	7,043	23,586	14,869
Bargain purchase gain	(41,940)	—	(41,940)	—
Giphy Retention Compensation Expense - non-recurring	17,191	—	17,191	—
Other adjustments, net (1)	(726)	2,661	85	1,903
Provision for income taxes	1,368	3,268	9,939	9,372
Adjusted EBITDA	$60,055	$48,927	$129,819	$103,736
Adjusted EBITDA margin	28.8%	23.7%	30.6%	25.6%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes unrealized foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations and interest income and expense.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$50,013	$19,445	$82,856	$46,017
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	14,943	7,043	23,586	14,869
Tax effect of non-cash equity-based compensation (2)	(3,512)	(1,655)	(5,543)	(3,493)
Acquisition-related amortization expense (3)	8,370	7,110	16,528	13,155
Tax effect of acquisition-related amortization expense (2)	(1,967)	(1,671)	(3,884)	(3,092)
Bargain purchase gain	(41,940)	—	(41,940)	—
Giphy Retention Compensation Expense - non-recurring	17,191	—	17,191	—
Tax effect of Giphy Retention Compensation Expense - non-recurring	(4,040)	—	(4,040)	—
Other	—	—	1,856	—
Tax effect of other(2)	—	—	(418)	—
Adjusted net income	$39,058	$30,272	$86,192	$67,456

Net income per diluted share	$1.37	$0.53	$2.27	$1.25
Adjusted net income per diluted share	$1.07	$0.83	$2.36	$1.83
Weighted average diluted shares	36,406	36,578	36,490	36,890
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.
(3)Of these amounts, $7.7 million and $6.6 million are included in cost of revenue for the three months ended June 30, 2023 and 2022, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Revenue	$208,840	$206,872	$424,120	$406,004

Revenue growth	1%	9%	4%	9%
Revenue growth on a constant currency basis	1%	13%	5%	12%

E-commerce revenue	$111,903	$127,388	$231,657	$254,458
Revenue growth: E-commerce	(12)%	6%	(9)%	6%
Revenue growth: E-commerce on a constant currency basis	(12)%	9%	(8)%	9%

Enterprise revenue[1]	$96,937	$79,484	$192,463	$151,546
Revenue growth: Enterprise	22%	15%	27%	13%
Revenue growth: Enterprise on a constant currency basis	22%	19%	28%	16%
1 - Enterprise revenue includes $17.3 million and $2.2 million, related to our computer vision data partnerships, for the three months ended June 30, 2023 and 2022, respectively. Enterprise revenue includes $34.0 million and $2.9 million, related to our computer vision data partnerships, for the six months ended June 30, 2023 and 2022, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$29,814	$36,851	$96,589	$59,574
Capital expenditures	(10,490)	(9,022)	(22,870)	(20,797)
Content acquisition	(1,725)	(6,265)	(5,252)	(6,999)
Cash received related to Giphy Retention Compensation	15,752	—	15,752	—
Free cash flow	$33,351	$21,564	$84,219	$31,778

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
E-commerce revenue	$111,903	$127,388	$231,657	$254,458
Enterprise revenue	$96,937	$79,484	$192,463	$151,546
Total revenue	$208,840	$206,872	$424,120	$406,004

Change in total deferred revenue	$26,785	$(4,086)	$20,413	$(6,331)
Total billings	$235,625	$202,786	$444,533	$399,673

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21

Subscribers (end of period, in thousands) (1)	556	559	586	607	368	359	343	336
Subscriber revenue (in millions) (2)	$87.4	$90.6	$88.8	$87.7	$84.7	$85.4	$81.4	$81.5

Average revenue per customer (last twelve months) (3)	$374	$356	$341	$329	$359	$355	$368	$361
Paid downloads (in millions) (4)	38.5	42.7	42.5	42.8	43.4	44.6	45.0	44.3
Revenue per download (5)	$4.71	$4.41	$4.49	$4.43	$4.46	$4.22	$4.29	$4.20
Content in our collection (end of period, in millions): (6)
Images	734	731	719	527	511	471	464	453
Footage clips	50	48	47	28	27	25	24	23
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from TurboSquid beginning February 2022, from PicMonkey beginning September 2022, and from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content. Prior to December 31, 2022, this metric only included approved images and footage clips in our library on shutterstock.com at the end of the period.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21

Cost of revenue	$306	$184	$160	$173	$156	$78	$54	$(49)
Sales and marketing	2,487	604	1,426	1,503	1,629	928	857	638
Product development	4,221	2,448	3,085	2,957	2,557	1,781	2,017	1,675
General and administrative	7,929	5,407	7,112	4,455	2,701	5,039	6,612	6,479
Total non-cash equity-based compensation	$14,943	$8,643	$11,783	$9,088	$7,043	$7,826	$9,540	$8,743

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21

Cost of revenue	$18,134	$17,866	$17,341	$16,856	$15,172	$13,759	$13,682	$11,343
General and administrative	1,070	1,031	1,295	1,404	1,338	1,305	1,358	2,146
Total depreciation and amortization	$19,204	$18,897	$18,636	$18,260	$16,510	$15,064	$15,040	$13,489